AMENDED
                                AGREEMENT


     This Agreement dated October 15, 1998 amends the previous agreement dated October 15, 1996 and is between Pilgrim's Pride corporation, a Delaware Corporation (hereafter called "PPC") and Pilgrim Poultry, G.P. (hereinafter called "PPGP") covering purchases of baby chicks, feed medication, accounting and flock services from PPC at fair market value and also covering PPGP sales of live broilers to PPC at fair market value.

     The term of this agreement is from October 15, 1998 until December 31, 1999 and is automatically renewable for each subsequent one calendar year period thereafter unless terminated by either party in writing. The effective date of such termination notice will be 90 days from the date of mailing of such notice.

     Fair Market Value is agreed as follows initially, but may be revised from time to time subject to agreement between the parties in order to more accurately arrive at Fair Market Value;

          BABY CHICKS PURCHASED FROM PPC
          105% of PPC average year-to-date cost using latest figures available at the time.

          BROILER FEED PURCHASED FROM PPC
          $15.00 per ton above PPC Pittsburg Mill ingredient cost delivered to farm.

          MEDICATION PURCHASED FROM PPC
          10% markup over PPC cost.

          ACCOUNTING SERVICE FURNISHED BY PPC
          $200 per month for all record keeping and monthly financial statements.

          FLOCK SERVICE
          Compensation included in Broiler Feed markup.

          LIVE BROILERS SOLD TO PPC
          To be sold to PPC at the quoted weekly Georgia dock dressed quote less 14.50 cents processing, hauling and catching allowance times 73% yield allowance to equal live equivalent market times good live pounds based on farm weight less DOA's and condemned, subject to a ceiling price of 102% of total live cost.

          PAYMENT TERMS
          60 days of invoice date from both parties.

In testimony whereof, the parties of this agreement have hereto set their hands in duplicate, the day and year above written.

PILGRIM'S PRIDE CORPORATION PILGRIMS POULTRY, G.P.


/s/ Clifford E. Butler           /s/ Lonnie "Bo" Pilgrim
________________________________ ________________________
Clifford E. Butler                 Lonnie "Bo" Pilgrim
Vice Chairman                      Proprietor







STATE OF TEXAS:


COUNTY OF CAMP:

     Before me the undersigned authority, on this day personally appeared Clifford E. Butler, Vice Chairman, Pilgrim's Pride Corporation and Lonnie "Bo" Pilgrim, Proprietor, Pilgrim Poultry, G.P. known to me to be the persons whose names are subscribed to the foregoing instrument, and acknowledged to be and executed the same for the purpose and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE

On this 15th day of October, 1998

                                  /s/ J.H. Nears, Jr.
                                   ______________________________

                                  Notary Public Camp County, Texas